UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2003

AMERICAN EQUITY

INVESTMENT LIFE HOLDING COMPANY

(Exact Name of Registrant as Specified in Charter)

IOWA	000-25985	42-1447959
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5000 Westown Parkway, Suite 440, West Des Moines, Iowa 50266

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:   (515) 221-0002

ITEM 5.     Other Events.

On December 30, 2003, American Equity Investment Life Holding Company issued a press release to announce the underwriters’ exercise of an over-allotment option to purchase an additional 2,000,000 shares. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this report as if fully set forth herein.

ITEM 7.     Financial Statements and Exhibits.

(c)           Exhibits

Exhibit Number	Description

99.1	Press Release issued December 30, 2003 (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2003	AMERICAN EQUITY INVESTMENT
LIFE HOLDING COMPANY

By: /s/ Wendy L. Carlson
Wendy L. Carlson
Chief Financial Officer and General Counsel

Exhibit Index

Exhibit No.	Exhibits

99.1	Press Release, dated December 30, 2003